UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2010

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, TeleTech Holdings, Inc. (the “Company”) entered into an amended credit agreement (the “Credit Agreement”) with a syndicate of lenders led by KeyBank National Association, Wells Fargo Bank, National Association, Bank of America, N.A., BBVA Compass , and JPMorgan Chase Bank, N.A. (collectively the “Lenders”).  The Credit Agreement amends and restates in its entirety the Company’s prior Amended and Restated Credit Agreement dated as of September 28, 2006, as amended.

The Credit Agreement provides for a secured revolving credit facility that matures on September 30, 2015 with an initial maximum aggregate commitment of $350.0 million, including a $35.0 million sub-limit for letters of credit and a swingline loan sub-limit of $25.0 million. The Credit Agreement also provides for a sub-limit for loans or letters of credit in foreign currencies of 50% of the total commitment amount.   The Company may increase the maximum aggregate commitment under the Credit Agreement to $500.0 million if certain conditions are satisfied, including that the Company is not in default under the Credit Agreement at the time of the increase and that the Company obtains the commitment of the lenders participating in the increase.

Loans under the Credit Agreement are designated at the Company’s election as:

•          base rate loans,

•          Eurodollar loans, or

•          alternate currency loans.

Base rate loans bear interest at a rate equal to the greatest of (i) KeyBank National Association’s prime rate, (ii) the federal funds effective rate plus 0.5% or (iii) the one month London Interbank Offered Rate plus 1.25%, in each case plus a margin as set forth below.  Eurodollar loans bear interest at a rate equal to the rate obtained by dividing (i) the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to the term of the Eurodollar loan by (ii) 1.00 minus the percentage prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement for a member bank in respect of Eurocurrency liabilities, plus a margin as set forth below.  Alternate currency loans bear interest at a rate equal to the rate obtained by dividing (i) the rate in the London interbank market for deposits in the applicable currency in immediately available funds with a maturity comparable to the term of the alternate currency loan by (ii) 1.00 minus the percentage prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement for a member bank in respect of Eurocurrency liabilities, plus a margin as set forth below.

The applicable margins until March 31, 2011, are 0.00% for base rate loans or swingline loans and 1.25% for Eurodollar loans or alternate currency loans.  Thereafter the borrowing margins are determined by reference to the Company’s leverage ratio, as set forth in the table below:

Leverage Ratio	Applicable Margin for Base Rate Loans or Swingline Loans	Applicable Margin for Eurodollar Loans or Alternate Currency Loans
>3.00 to 1.00	1.00%	2.75%
>2.00 to 1.00 but <3.00 to 1.00	0.50%	2.25%
>1.00 to 1.00 but <2.00 to 1.00	0.00%	1.75%
<1.00 to 1.00	0.00%	1.25%

Letter of credit fees are 0.125% of the stated amount of the letter of credit on the date of issuance, renewal or amendment, plus an annual fee equal to the borrowing margin for Eurodollar loans multiplied by the stated amount of the letter of credit. Facility fees are payable to the Lenders in an amount equal to the unused portion of the credit facility multiplied by a commitment fee equal to 0.25% until March 31, 2011 and thereafter as determined by reference to the Company’s leverage ratio, as set forth in the table below:

Leverage Ratio	Commitment Fee Rate
>3.00 to 1.00	0.40%
>2.00 to 1.00 but <3.00 to 1.00	0.35%
>1.00 to 1.00 but <2.00 to 1.00	0.30%
<1.00 to 1.00	0.25%

Indebtedness under the Credit Agreement is guaranteed by certain of the Company’s present and future domestic subsidiaries.  The Company’s foreign subsidiaries may guarantee borrowing of foreign borrowers under the Credit Agreement. Indebtedness under the Credit Agreement and the related guarantees are secured by security interests (subject to permitted liens) in the accounts receivable and cash of the Company and certain of its domestic subsidiaries and may be secured by tangible assets of the Company and such domestic subsidiaries if borrowings by foreign subsidiaries exceed $50.0 million and the leverage ratio is greater than 2.50 to 1.00.  The Company will also pledge of 65% of the voting stock and 100% of the non-voting stock of certain of the Company’s material foreign subsidiaries and may pledge 65% of the voting stock and 100% of the non-voting stock of the Company’s other foreign subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants and financial covenants.  These covenants include, but are not limited to, the following, in each case subject to exceptions set forth in the Credit Agreement:

•                  incurring additional indebtedness, including guarantees of indebtedness;

•                  creating, incurring, assuming or permitting to exist liens on property and assets;

•                  making loans and investments and entering into certain types of mergers, consolidations and acquisitions;

•                  paying, redeeming or repurchasing debt, or amending or modifying the terms of certain material debt or certain other agreements;

•                  entering into certain affiliate transactions; and

•                  entering into agreements that would restrict the ability of the Company’s subsidiaries to pay dividends and make distributions.

In addition, the Company is obligated to maintain the following:

•                  a leverage ratio of not greater than 3.5 to 1.0;

•                  a senior leverage ratio of not greater than 3.0 to 1.0;

•                  a minimum interest coverage ratio of not less than 2.5 to 1.0; and

•                  cash, cash equivalents and availability under the Credit Agreement sufficient to pay contingent obligations incurred in connection with acquisitions which may become payable within 12 months.

For the purposes of the Credit Agreement, the “senior leverage ratio” is the ratio of (i) indebtedness for borrowed money, obligations for bonds, debentures, notes or similar instruments, guaranties, obligations under any conditional sale or other title retention agreements, all capitalized lease, synthetic lease (other than for aircraft up to an aggregate of $10.0 million) and asset securitization obligations, obligations with respect to letters of credit, obligations for the deferred purchase price of capital assets minus indebtedness that has been subordinated in favor of obligations under the Credit Agreement to (ii) the consolidated EBITDA of the Company over the most recently completed four quarters.

The Credit Agreement also contains various information and reporting requirements as well as customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, cross defaults to certain other debt, certain ERISA events, change in control, monetary judgments and insolvency proceedings.

The foregoing summary of the Credit Agreement is not complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 7, 2010, the Company issued a press release announcing that the Company has entered into the Credit Agreement.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Shell Company Transactions — Not Applicable

(d) Exhibits

Exhibit No.	Exhibit

10.1

Credit Agreement, dated as of October 1, 2010, among TeleTech Holdings, Inc., the lenders party thereto, KeyBank National Association, as Joint Lead Arranger, Sole Book Runner and Administrative Agent, Wells Fargo Bank, National Association, as Joint Lead Arranger and Co-Syndication Agent, Bank of America, N.A., as Co-Syndication Agent, BBVA Compass, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent

99.1	Press Release dated October 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Credit Agreement, dated as of October 1, 2010, among TeleTech Holdings, Inc., the lenders party thereto, KeyBank National Association, as Joint Lead Arranger, Sole Book Runner and Administrative Agent, Wells Fargo Bank, National Association, as Joint Lead Arranger and Co-Syndication Agent, Bank of America, N.A., as Co-Syndication Agent, BBVA Compass, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent

99.1	Press Release dated October 7, 2010